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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE	DATE
/s/ BRIAN L. HALLA Brian L. Halla	September 25, 2003
/s/ STEVEN R. APPLETON Steven R. Appleton	September 25, 2003
/s/ GARY P. ARNOLD Gary P. Arnold	September 25, 2003
/s/ RICHARD J. DANZIG Richard J. Danzig	September 25, 2003
/s/ ROBERT J. FRANKENBERG Robert J. Frankenberg	September 25, 2003
/s/ E. FLOYD KVAMME E. Floyd Kvamme	September 25, 2003
/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	September 25, 2003
/s/ EDWARD R. MCCRACKEN Edward R. McCracken	September 25, 2003
/s/ LEWIS CHEW Lewis Chew	September 19, 2003
/s/ ROBERT E. DEBARR Robert E. DeBarr	September 18, 2003

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  Exhibit 24.1
POWER OF ATTORNEY